EXHIBIT 10.1

CONFIDENTIAL TREATMENT REQUESTED

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934 as amended.

REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN [***].

SUBLicense Agreement

THIS SUBLICENSE AGREEMENT is effective as of the 7th day of December, 2012 (the “Agreement”), by and between Harvard Bioscience, Inc. (hereinafter called LICENSOR), a corporation organized and existing under the laws of Delaware, having a principal place of business at 84 October Hill Road, Holliston, MA 01746, and Harvard Apparatus Regenerative Technology, Inc. (hereinafter, including its subsidiaries and divisions, called LICENSEE), a corporation organized and existing under the laws of Delaware, having a principal place of business at 84 October Hill Road, Holliston, MA 01746.

WHEREAS, LICENSOR previously entered a Trademark License Agreement with the President and Fellows of Harvard College (“Harvard”), dated December 19, 2002 (the “Harvard License Agreement”, attached as Exhibit A hereto), which agreement, among other things, authorized LICENSOR to use and to sublicense the mark HARVARD APPARATUS (the “Mark”); and

WHEREAS, LICENSEE is desirous of using the Mark in connection with its business in the Field as further defined below; and

WHEREAS, LICENSOR is willing to sublicense to LICENSEE the Mark for the purposes outlined in this Agreement and subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	GRANT OF LICENSE; LIMITATIONS

Subject to the terms of this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, LICENSOR hereby grants to LICENSEE a perpetual, worldwide, royalty-free, exclusive (except as to LICENSOR and its subsidiaries as provided in more detail in Section 3), nontransferable, non-sublicensable (except as provided herein), license to use the Mark in the Field (as defined in Section 2, below), provided that such Mark is used only (i) as “Harvard Apparatus Regenerative Technology,” (the “HART Mark”) (ii) as @harvardapparatusregen.com or @harvardapparatusregenerativetechnology.com for use in its domain names and email addresses, and (iii) other uses that the LICENSOR may consent to in writing from time to time. For purposes of this Agreement, the term “use” shall include the use of the HART Mark: (i) in LICENSEE’S company name, Harvard Apparatus Regenerative Technology, and in the company name of its subsidiaries and divisions (provided notwithstanding anything to the contrary contained herein, LICENSEE shall not use just the Mark alone in its company name or that of its subsidiaries and divisions); (ii) in all communications in its corporate capacity; (iii) in the sale or offering for sale of Licensed Goods and Services (as defined in Section 2, below) in the HART Field (as defined below in Section 3); and (iv) any other uses permitted under the Harvard License Agreement (subject to the limitations set forth herein, including, without limitation, this Section and Section 3).

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2.	FIELD OF AUTHORIZED USE; LICENSED GOODS AND SERVICES

For purposes of this Agreement, “Field” shall mean the Field as defined in the Harvard License Agreement, and “Licensed Goods and Services” shall mean and refer exclusively to products and services related to: (a) research and development efforts in the Field; (b) and clinical and commercial applications in the Field, including the manufacturing, development, testing, promotion, advertisement, sale, offering for sale and/or licensing (if appropriate) of goods and services in the Field. Licensed Goods and Services shall be limited to goods and services directed exclusively to the Field.

3.	LICENSOR’S CONTINUED USE; ADDITIONAL RESTRICTIONS ON LICENSOR AND LICENSEE

LICENSOR shall have the continued right, during the Term and thereafter, to use the Mark HARVARD APPARATUS, provided, however that LICENSOR: (a) shall not use the HART Mark; and (b) shall not directly or indirectly use, or allow the use of, the Mark together with any other words or phrases that are substantially similar to, or would create a likelihood of confusion with, either (i) the HART Mark or (ii) the LICENSEE’S use of the HART Mark with respect to the HART Business (as defined below) provided such use complies with the terms and conditions hereof and of any other written agreement between the LICENSOR and LICENSEE.

Provided further, and notwithstanding anything to the contrary contained herein, except as may be otherwise permitted in accordance with any other written agreement between the LICENSOR and LICENSEE, at all times that LICENSEE is not a wholly-owned subsidiary of LICENSOR:

(i) without the prior written consent of the LICENSEE, the LICENSOR shall not at any time during the term of this Agreement, directly or indirectly use, or allow the use of, the Mark in any manner that pertains to the commercialization, manufacture and sale of products intended for use with respect to or on humans or their cells, tissue or organs, as part of a procedure that involves an injection, implant or transplant into a human (the “HART Field”, which for avoidance of any doubt includes the development of pumps for human clinical injections and bioreactors and scaffolds for regenerating human organs and tissues and products for use on humans (or on human cells, tissue or organs) as part of a procedure that involves an injection, implant or transplant into a human), or development thereof, as well as any natural area of expansion practiced by companies comparable to HART within the HART Field (the “HART Business”, and which for the avoidance of any doubt shall be subject to the exclusive ownership and right of HART and not HBIO or its subsidiaries), and

(ii) without the prior written consent of the LICENSOR, the LICENSEE shall not at any time during the term of this Agreement, directly or indirectly use, or allow the use of, the Mark or the HART Mark in the Field unrelated to the HART Business, or in a manner that creates, or would create a likelihood of, confusion with the LICENSOR use of the Mark in the Field unrelated to the HART Business.

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4.	OWNERSHIP AND OF MARK; LICENSE EXCLUSIONS

LICENSEE acknowledges that Harvard is the exclusive owner of the mark HARVARD and that LICENSOR is the exclusive (as between LICENSOR and LICENSEE) licensee of the right to use the name and mark HARVARD BIOSCIENCE. LICENSOR represents and warrants that it has the authority to grant the rights to LICENSEE hereunder in compliance all applicable laws and regulations, and that is shall use its best efforts to cause Harvard to maintain the registration of the Mark with the United States Patent and Trademark Office and any other jurisdictions where Harvard has registered the Mark (at the request of LICENSOR or otherwise), and if requested by LICENSEE, shall, at LICENSEE’S expense, request and use its best efforts to cause Harvard to register the MARK worldwide, or any portion thereof, in accordance with Section 5 of the Harvard License Agreement. No right or license is hereby granted to LICENSEE to use any mark other than HARVARD APPARATUS. LICENSEE agrees that it will do nothing inconsistent with the rights of Harvard or LICENSOR in the Mark or other Harvard marks noted above, and that all use of the Mark by LICENSEE shall inure to the benefit of and be on behalf of Harvard. LICENSEE agrees to assist LICENSOR, at LICENSOR’s expense, in recording this Agreement with appropriate government authorities, if necessary. LICENSEE agrees that nothing in this Agreement shall give LICENSEE any right, title or interest in the Mark other than the right to use the Mark in accordance with this Agreement. LICENSEE agrees that, except as may be required to protect and enforce its rights under this Agreement or any other agreement entered into between LICENSOR and LICENSEE, LICENSEE shall not challenge Harvard’s ownership of all right, title and interest in the Mark or the validity of the Mark, nor challenge LICENSOR’s rights to use the Mark under the Harvard License Agreement. LICENSOR acknowledges LICENSEE’S rights to use the Mark in accordance with the terms of this Agreement and will not take any action inconsistent with the rights granted to LICENSEE hereunder or any other agreement entered into between LICENSOR and LICENSEE in the future that contains provisions relating to the Mark and use thereof.

5.	JOINDER

LICENSEE agrees to be bound by the terms of the Harvard License Agreement that are applicable to it as a sublicensee of the Mark and acknowledges that the terms and conditions of such Harvard License Agreement shall apply to it as if it was the licensee thereunder.

6.	QUALITY STANDARDS AND QUALITY MAINTENANCE

For the avoidance of any doubt, LICENSEE agrees to comply with Section 6 of the Harvard License Agreement as if such Section applied to the Licensed Goods and Services.

7.	FORM OF USE; ATTRIBUTION

For the avoidance of any doubt, LICENSEE agrees to comply with Section 3(b) of the Harvard License Agreement with respect to its use of the Mark.

8.	INFRINGEMENT PROCEEDINGS AND INDEMNITY

For the avoidance of any doubt, the LICENSEE and LICENSOR agree that the LICENSEE shall have the same rights of LICENSOR under Section 7 of the Harvard License Agreement with respect potential actions and activities of unauthorized use of the Mark.

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LICENSEE shall indemnify Harvard in accordance with Section 8 (erroneously labeled as a second Section 2) of the Harvard License Agreement. LICENSEE shall indemnify, defend and hold harmless LICENSOR from all third party claims, actions and proceedings arising out of or related to LICENSEE’s use of the Marks or LICENSEE’s breach of any of its obligations under this Agreement. Each of LICENSOR and LICENSEE shall indemnify, defend and hold harmless the other party from all third party claims, actions and proceedings arising out of or related to such indemnifying party’s use of the Mark (or Licensed Mark or Licensed Product Names, as defined in the Harvard License Agreement) or from such indemnifying party’s breach of any of its obligations under this Agreement. The parties’ obligation to indemnify is subject to the conditions that the party with the obligation to indemnify (“Indemnifying Party”) is given prompt notice of any such claims and is given primary control of and all reasonably requested assistance (at the other party’s cost) for the defense of such claims (with counsel reasonably satisfactory to the party being indemnified (“Indemnified Party”)), provided, however, that any delay in notification shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the delay materially impairs its ability to indemnify. The Indemnifying Party shall not enter into or acquiesce to any settlement containing any admission of or stipulation to any guilt, fault, liability or wrongdoing on the part of the Indemnified Party or which would otherwise adversely affect the Indemnified Party without the Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall keep the Indemnified Party advised of the status of the claims and the defense thereof and shall consider in good faith recommendations made by the Indemnified Party with respect thereto.

9.	TERM

This Agreement shall continue in force and effect unless and until the Harvard License Agreement is terminated by Harvard in accordance with Section 10 thereof or unless sooner terminated as provided for in Section 10 below.

10.	TERMINATION

LICENSEE may terminate this Agreement, at any time in its sole discretion, upon at least thirty (30) days’ prior written notice to LICENSOR. Except as provided in this Section 10 below, the LICENSOR shall have no right to terminate this Agreement. LICENSOR may terminate this Agreement for material breach of this Agreement by LICENSEE, provided that LICENSEE shall have at least sixty (60) days following its receipt of written notice specifying the details of such breach from LICENSOR to use reasonable business practices to cure such material breach and provided further that in the event the breach involves LICENSEE’S failure to maintain the quality of Licensed Goods and Services, it shall have one hundred twenty (120) days written notice to use reasonable business practices to cure. The cure of any material breach by LICENSEE of this Agreement shall not require the recall or return of any written materials, packaging or product which have been sent to third parties, including, without limitation, customers of LICENSEE, prior to LICENSOR’S notice of breach. The following shall not constitute a material breach of this Agreement by LICENSEE: (1) the failure to notify LICENSOR of a third party’s unauthorized use of the Mark; and (2) the failure to notify LICENSOR of a change of address pursuant to Section 16 hereof. If the parties disagree as to whether a material breach has been cured, the matter shall be submitted to binding arbitration in accordance with Section 18 of this Agreement, in which event this Agreement shall not be terminated unless a final decision is rendered in favor of LICENSOR. In the event of such arbitration, LICENSEE shall cooperate with LICENSOR in submitting the matter to the arbitrator(s) as speedily as possible.

Notwithstanding the provisions of Section 10(a) or (d) of the Harvard License Agreement, the LICENSOR shall not terminate the Harvard License Agreement without the prior written consent of the LICENSEE. In addition, LICENSOR shall at all times and in all respects comply with the Harvard License Agreement and shall take and perform all measures necessary to ensure that the Harvard License Agreement is not terminated by Harvard at any time, including without limitation steps to cure any alleged breach in accordance with Section 11 of the Harvard License Agreement. If at any time the LICENSOR receives any notice or correspondence from Harvard regarding a breach or termination of the Harvard License Agreement, the LICENSOR shall promptly notify, and provide copies of such correspondence to, the LICENSEE.

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11.	EFFECT OF TERMINATION

Upon termination of this Agreement, LICENSEE shall, within twelve (12) months from the effective date of the termination, discontinue all use of the Mark and any term confusingly similar thereto, and to delete the same from its corporate or business name, cooperate with LICENSOR or its appointed agent to apply to the appropriate authorities to cancel recording of this Agreement from all government records, and to destroy all printed materials bearing the Mark, other than corporate records.

12.	SUCCESSORS AND ASSIGNS

Neither this Agreement or the Mark may be assigned by LICENSEE, except that LICENSEE may assign this Agreement in connection with a sale of all or substantially all the business and goodwill associated with the products sold under the Mark. Said sale may be in the form of an asset or stock sale or any combination thereof. Notwithstanding the above, this section shall not be deemed to prohibit, or require any consent with respect to, any change in control of the LICENSOR or LICENSEE by way of an entity acquiring the outstanding stock of the LICENSOR or LICENSEE. LICENSEE may also pledge or hypothecate this Agreement, but no third party may use the Mark except in compliance with this Agreement. Subject to the foregoing, this Agreement is binding upon the parties, their successors, assigns, heirs, executors and administrators.

13.	INTERPRETATION OF AGREEMENT

It is agreed that this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, United States of America, without regard to its conflict of law or other principles that would result in the application of any laws other than the internal laws of the Commonwealth of Massachusetts.

14.	DISCLOSURE.

The parties will be permitted to disclose in writing the fact, but not the material terms, of this Agreement to the extent necessary to comply with applicable law and generally accepted accounting principles. The form of any such written disclosure by either party must be submitted to the other party hereto for prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned. If no, written response is received within 10 business days, the form of disclosure will be deemed approved.

15.	NO FRANCHISE OR AGENCY.

Both parties agree that this Agreement is a license only, and neither party intends to create any franchise relationship hereby. LICENSEE shall continue to have full, responsibility for and control over all operations of its business, and the provisions relating to the nature and quality of goods or services sold by LICENSEE and the manner in which LICENSEE may display the Mark are included herein solely for the purpose of protecting the integrity, reputation and goodwill associated with the Mark. Nothing herein shall be construed as placing the parties in the relationship of franchisor or franchisee, employer or employee, or principal or agent. Neither party shall have the power to obligate or bind the other in any manner except as otherwise expressly provided by this Agreement.

16.	NOTICES, TIMING AND FORM.

All written notices (or other communications) relating to this Agreement shall be deemed to be sufficiently given when sent by United States Postal Service - certified mail with signed receipt (or otherwise provably received by signed receipt from the recipient) addressed to the party for whom intended at the following addresses, or at the last known address. Each party shall promptly notify the other party in writing of any change of the address to which notices under this Section should be sent. The effective date of such notice shall be the date the notice is received. In addition to the required physical delivery of notices set forth herein, each party shall also send copies of notices via e-mail if an e-mail address is provided below. However, in no event will notice be deemed delivered or received by a party if sent solely via e-mail.

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(a)	To LICENSOR:

Harvard Bioscience, Inc.
Attention: Chane Graziano, Chief Executive Officer
84 October Hill Road
Holliston, MA 01746
Email: cgraziano@harvardbioscience.com

(b)	To LICENSEE:

Harvard Apparatus Regenerative Technology, Inc.
Attention: David Green, President
84 October Hill Road
Holliston, MA 01746
Email: dgreen@harvardbioscience.com

17.	PRIOR AGREEMENTS, AMENDMENTS, SEVERABILITY.

This Agreement is the entire agreement of the parties, and supersedes all prior oral or written agreements or understandings of the parties with respect to the subject matter hereof. This Agreement may be amended only by a writing signed by both parties hereto. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

18.	DISPUTE RESOLUTION.

Any dispute arising under or involving this Agreement shall be submitted to binding arbitration before JAMS, The Resolution Experts, or its successor (“JAMS”) in Boston, Massachusetts, or, if JAMS is no longer in business, before a mutually acceptable arbitrator or arbitration service in Boston, or, failing such agreement, before the American Arbitration Association in Boston. Any such arbitration shall commence upon written demand of one of the parties, and shall be determined by a single arbitrator sitting in accordance with the Rules of Commercial Arbitration of the American Arbitration Association then in force at its office in Boston, Massachusetts. The decision of the arbitrator shall be final and binding. The expense of the arbitration shall be shared equally by the parties and each party shall bear its own attorneys’ fees, unless the arbitration award states that the expenses and fees shall be otherwise assessed (which the arbitrators may do in their discretion) and provided further, however, the parties agree that the prevailing party shall be entitled to, and the arbitrator shall award to the prevailing party, its attorneys’ fees, costs and expenses in the event such party completely prevails or prevails in all material respects in the arbitration decision as determined by the arbitrator. Any such arbitration shall take place in or near Boston, Massachusetts.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Sublicense Agreement to be executed as of the day and year first above written.

LICENSOR:

Harvard Bioscience, Inc.

By:	/s/ Chane Graziano

Name:	Chane Graziano

Title:	Chief Executive Officer

LICENSEE:

Harvard Apparatus Regenerative Technology, Inc.

By:	/s/ David Green

Name:	David Green

Title:	President

Exhibit A

Harvard License Agreement

(see attached)

TRADEMARK LICENSE AGREEMENT

Effective this 19th day of December 2002, President and Fellows of Harvard College (“Harvard”), a charitable, non-profit corporation organized under the laws of the Commonwealth of Massachusetts, having its principal place of business in Cambridge, Massachusetts, and Harvard Bioscience, Inc. (“Harvard Bioscience”), a corporation organized under the laws of the State of Delaware, having its principal place of business in Holliston, Massachusetts, hereby agree as follows:

1. Background. Harvard is the oldest university in the United States and comprises several schools, including an undergraduate college, as well as the Medical, Dental, Public Health, Law, Divinity, Business, Design, and Education schools, the Graduate School of Arts and Sciences, and the John F. Kennedy School of Government. The Harvard Medical School was established in 1782. For more than 200 years, the Harvard Medical School, together with its affiliated hospitals, has been widely regarded as a preeminent institution for medical education, health care, and research.

Harvard is the owner of its famous HARVARD name and mark and holds numerous United States federal trademark registrations and international trademark registrations for the HARVARD name and mark and other HARVARD-formative marks. Throughout its history, Harvard has used the HARVARD name and mark to identify its educational, medical, health care, and research services, purposes and mission.

Harvard Bioscience is a corporation engaged in the business of designing, manufacturing, selling and/or offering for sale products and services for scientific research, industrial applications and OEM applications. Harvard Bioscience was formerly known as the Harvard Apparatus Company and as Harvard Apparatus, Inc., and is the successor to a corporation formed in or about 1903 by Dr. William T. Porter, a professor at the Harvard Medical School.

Currently pending in the United States District Court, District of Massachusetts, is Civil Action No. 00-12625, President and Fellows of Harvard College v. Harvard Bioscience, Inc., in which the parties disagree whether the uses by Harvard Bioscience of HARVARD-formative marks are lawful. The parties agree that their mutual interest calls for a settlement of this litigation on the terms set out below.

The parties acknowledge that a license, implied or otherwise, from Harvard to Harvard Bioscience has been in effect since 1903, under which Harvard Bioscience has used the mark HARVARD APPARATUS and certain HARVARD-formative product names. The parties wish to confirm that license and to agree to the following terms by which Harvard Bioscience may continue those and other uses of the HARVARD name and mark, as set forth in this Trademark License Agreement (this “Agreement”).

One purpose of this Agreement is to set forth the distinct ways in which Harvard Bioscience may use the marks HARVARD APPARATUS and HARVARD BIOSCIENCE, respectively. As the paragraphs below provide, Harvard Bioscience may use HARVARDBIOSCIENCE only as its company name, and for communications in its corporate capacity, for example, with its former, current and prospective investors and employees, its sources of finance, its service providers, its vendors, or government agencies. By contrast, HARVARD APPARATUS may be used, in addition to the above uses, in connection with the sale of products and services, for example, on products, catalog covers and in communications with customers. The parties understand that in some instances no bright line separates the two respective uses and that Harvard Bioscience may, due either to unavoidable circumstances or inadvertence, use HARVARD BIOSCIENCE in a context where only the use of HARVARD APPARATUS is appropriate under this Agreement, or vice versa. While such misuse is not a basis for termination of this Agreement, Harvard Bioscience will at all times make every effort to use the licensed marks in compliance with those paragraphs below that expressly govern Harvard Bioscience’s use of those marks.

2. Grant of License. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Harvard hereby grants to Harvard Bioscience, its affiliates and divisions, a worldwide, royalty- free, nonexclusive, license to use the HARVARD name and mark only in the form of HARVARD APPARATUS and/or HARVARD BIOSCIENCE (together, the “Licensed Marks”) and in the other forms provided below, and only in accordance with this Agreement, provided that the following conditions are satisfied:

a. Harvard Bioscience may use HARVARD BIOSCIENCE only as its company name and only in connection with the business of designing, manufacturing, selling and/or offering for sale products and services for scientific research, industrial and OEM applications. Such applications include, by way of example, usages related to the physiological, pharmaceutical, biological, chemical, physical, environmental, food and beverage and medical sciences, and those products and services within Harvard Bioscience’s natural area of expansion as practiced by companies comparable to Harvard Bioscience (the “Field”). Harvard Bioscience may use HARVARD BIOSCIENCE only for purposes of communications with former, current or prospective investors and employees, sources of finance, its service providers, its vendors, or government agencies, and others in its corporate capacity, including, for example, on stationery for correspondence in its corporate capacity or directed to actual or prospective investors and government agencies, and on business cards; annual reports and other materials provided to investors; filings with the Securities Exchange Commission and other regulatory agencies; deeds and/or leases of real property, loan instruments, contracts, and any other document or medium in which the legal name of the corporation is required to be used; and press releases and other communications with print, broadcast or other news media relating to corporate acquisitions, investments, financing and other corporate matters. Harvard Bioscience may similarly use HARVARD BIOSCIENCE as part of the identification of its current and future divisions, affiliates and related companies, such as “Warner Instruments, a Harvard Bioscience Company,” or “Warner Instruments, a Division of Harvard Bioscience, Inc.” Harvard Bioscience may maintain a website at its existing Internet address, www.harvardbioscience.com, all content of which, whether directed to customers or to investors, shall be subject to this Agreement. Harvard Bioscience may not, however, use HARVARD BIOSCIENCE in connection with the sale or offering for sale of goods or services or in communications with customers or the general public unless such communication is for corporate purposes not relating to sales of products or services. For example, Harvard Bioscience may not use HARVARD BIOSCIENCE on catalogs, advertisements, marketing or promotional materials, products, packaging, trade show banners, stationery for use in correspondence with customers, on sales invoices, press releases or other communications relating to its sales of products, except as provided in paragraphs 2(a) and 2(b).

b. Harvard Bioscience may use HARVARD APPARATUS in connection with the sale or offering for sale of products and services in the Field (the “Licensed Goods and Services”). When using HARVARD APPARATUS in this manner, Harvard Bioscience may refer to “Harvard Bioscience, Inc.” to indicate the legal name of the corporation responsible for the offering. Such reference to “Harvard Bioscience, Inc.” may appear up to several times in any multi-page publication, such as a catalog or brochure, and must be inconspicuous relative to the use therein of HARVARD APPARATUS. For example, in a catalog or brochure, a reference to “Harvard Bioscience, Inc.” may appear only in type not larger or more prominent than that used for the general text or advertising copy within which “Harvard Bioscience” is proposed to appear. Harvard Bioscience may also use HARVARD APPARATUS in all of the ways it may use HARVARD BIOSCIENCE under Paragraph 2(a).

c. Harvard Bioscience may use the HARVARD name and mark for the following products, as part of their product names, which have previously been in use (“Licensed Product Names”): Harvard Pump, Harvard 22 (and other numbers), Harvard Syringe Pump, Harvard PHD Pump, Harvard PHD 2000 Syringe Pump, Harvard Peristaltic Pump, Harvard Mechanical Syringe Pump, Harvard Mechanical Peristaltic Pump, Harvard Shuttle Pump, Harvard Ventilator, Harvard Spirometer, Harvard Stimulator, Harvard Biograph, Harvard Chart Recorder, Harvard Oscillograph, Harvard Electrophysiological Teaching Unit, Harvard Kymograph, Harvard Indirect Rat Tail Blood Pressure System, Harvard Pulsatile Blood Pumps, Harvard Microdialysis Probes, Harvard Microelectrode Puller, Harvard Clark Capillary Glass, Harvard Thermocirculator, Harvard Stronghold, Harvard CPK, Harvard Clamps, and Harvard Connectors. Harvard Bioscience may not use the HARVARD name and mark, other than in the form of HARVARD APPARATUS, as part of any product name not on the aforementioned list unless Harvard Bioscience obtains the prior written approval to do so from Harvard’s Office of Technology and Trademark Licensing. Licensed Product Names shall be used only in their entirety and only in the exact form in which they appear on this list (for example, “Harvard Pump” or “Harvard Syringe Pump” or “Harvard Mechanical Syringe Pump”), except that a Licensed Product Name may be followed by numbers or letters denoting a new or updated version or series (for example, “Harvard Pump 2” or “Harvard Pump 2003”), or modified by a descriptive term (for example, “Harvard 2 Dual Syringe Pump” or “Harvard Mechanical Compact Syringe Pump.) The use by Harvard Bioscience of the Licensed Product Names shall conform to the font limitations of paragraph 3(a). Harvard Bioscience shall not otherwise use the HARVARD name and mark, alone or in combination with words other than APPARATUS or BIOSCIENCE.

d. Harvard Bioscience may include in its catalogs, its website, and in other materials a statement that Harvard Bioscience is using the Licensed Marks and Licensed Product Names pursuant to this Agreement, in substantially the following form: “HARVARD is a registered trademark of Harvard University. The mark HARVARD APPARATUS [or HARVARD BIOSCIENCE] [or HARVARD as part of a product name] is being used pursuant to a license agreement between Harvard University and Harvard Bioscience, Inc.” If Harvard Bioscience wishes to use such a statement in any other form, Harvard Bioscience shall submit the art layout and placement information for such a statement to Harvard for prior written approval, which approval shall not be unreasonably withheld, before the statement may be used in any given medium (e.g., catalog, advertisement, website). Once approval has been obtained for use in a given medium, Harvard Bioscience may continue such use in that medium in the approved format for so long as this Agreement remains in force and effect. Once a format is submitted to Harvard for approval Harvard will have 10 business days to approve or disapprove the format. If no written response is received within 10 business days, the format will be deemed approved

e. Harvard Bioscience shall not represent or imply, in its catalogs, advertisements or otherwise, that it is affiliated with any educational or research institution or enterprise, except that, if Harvard Bioscience enters into an agreement or business relationship with any educational or research institution, including but not limited to the licensing of technology, joint research and development, or product validation or testing, Harvard Bioscience may make truthful statements regarding such agreement. Harvard Bioscience shall not, however, be prohibited from making truthful statements regarding its history, including its connection with the Harvard Apparatus Company founded by Professor William T. Porter and its use of the mark HARVARD APPARATUS prior to this Agreement.

f. Within 18 months of the date of this Agreement, Harvard Bioscience will cease to use or distribute any catalogs, stationery, labels, business cards or other materials that do not comply with paragraphs 2(a)-(d) hereof. [***]

g. So long as this Agreement remains in effect, Harvard agrees that it will not use the mark HARVARD APPARATUS, that it will not use the mark HARVARD BIOSCIENCE other than in connection with bioscience-related activities or offerings at Harvard, and that it will not license or otherwise authorize any third party to use the HARVARD name and mark in the form of either of the Licensed Marks.

h. For purposes of this paragraph 2, “affiliates” shall mean any members of Harvard Bioscience’s “affiliated group” as defined in Internal Revenue Code § 1504.

3. Form of Use.

a. Harvard Bioscience agrees to use the Licensed Mark HARVARD BIOSCIENCE solely in a form wherein (i) all letters are in the same font and color (ii) all letters of the word BIOSCIENCE are in a font size no smaller than ½ the font size of the word HARVARD; (iii) the word BIOSCIENCE always follows the word HARVARD immediately (either immediately after or immediately below); and (iv) neither the word HARVARD nor the mark HARVARD BIOSCIENCE appears in any of the following fonts: Bembo, Bodoni, Caslon, Centaur, Century Schoolbook, Garamond, Goudy, ITC New Baskerville, ITC Galliard, Linotype Didot, Minion, New Times Roman, Palatino (collectively, the “Representative Serif Fonts”), or any font similar thereto, or in, surrounded, accentuated or bordered by the color crimson, [***].

*** CONFIDENTIAL TREATMENT REQUESTED

b. Harvard Bioscience agrees to use the Licensed Mark HARVARD APPARATUS solely in a form wherein (i) all the letters of APPARATUS are in a font size no smaller than ½ the font size of the letters HARVARD; (ii) the word APPARATUS always follows the word HARVARD immediately (either immediately after or immediately below); and (iii) neither the word HARVARD nor the mark HARVARD APPARATUS appears in any of the Representative Serif Fonts or any font similar thereto, or in, surrounded, accentuated or bordered by the color crimson. Nothing in this Agreement shall prevent Harvard Bioscience from using the color red in connection with or for the Licensed Mark HARVARD APPARATUS.

c. Harvard Bioscience agrees to use the Licensed Product Names solely in a form wherein (i) all letters are in the same font, color and point size; (ii) the word HARVARD is not presented more prominently than the other element or elements of the product name; and (iii) neither the word HARVARD nor any other element or elements of the product name appear in any of the Representative Serif Fonts, or any fonts similar thereto (except that such word or elements may appear in any such font within a general text or advertising copy printed entirely in that font), or in, surrounded, accentuated or bordered by the color crimson.

4. Term of the License. This Agreement shall continue in effect unless and until it is terminated by one of the parties in accordance with paragraph 10 hereof.

5. Ownership of Marks. Harvard warrants that it has the authority to grant the rights hereunder and that such grant is in compliance with applicable law. Harvard Bioscience acknowledges Harvard’s ownership of the HARVARD name and mark and agrees that it will not do anything inconsistent with such ownership. Harvard acknowledges Harvard Bioscience’s rights to use the Licensed Marks and Licensed Product Names as set forth in this Agreement and agrees that it will not do anything inconsistent with such rights. All use of the Licensed Marks and Licensed Product Names by Harvard Bioscience shall inure to the benefit of and be on behalf of Harvard. Harvard Bioscience hereby transfers to Harvard any right, title, interest, and goodwill, if any, in all marks containing the word HARVARD, except for Harvard Bioscience’s right to use the Licensed Marks and Licensed Product Names under this Agreement. Harvard Bioscience agrees that nothing in this Agreement shall give Harvard Bioscience any right, title or interest in the HARVARD name and mark other than the right to use the Licensed Marks and Licensed Product Names in accordance with this Agreement. Harvard shall have the sole right, but not obligation, to register the marks HARVARD APPARATUS and HARVARD BIOSCIENCE worldwide at Harvard’s expense, or shall do so upon request by Harvard Bioscience at Harvard Bioscience’s expense. Upon request by and at the expense of Harvard Bioscience, Harvard shall make reasonable efforts to register the Licensed Marks in any country so requested by Harvard Bioscience.

6. Quality Standards and Maintenance. Harvard Bioscience agrees that the quality of all of the Licensed Goods and Services will be maintained at a commercially reasonable level and will comply with the requirements of any federal, state and other governmental regulatory agencies responsible for assuring the quality and fitness of such products. The parties agree that, without limitation, the quality of Licensed Goods and Services as of the date of this Agreement is at a commercially reasonable level of quality. Further, and upon reasonable notice to Harvard Bioscience, which shall not be less than 10 days, Harvard shall have the right, at its own expense and no more than once in a calendar year, to conduct at Harvard Bioscience’s facilities an examination of specimens of its use of the Licensed Marks and of products manufactured by or for it, and to obtain from Harvard Bioscience information and documentation, as would enable Harvard to determine that the quality of the Licensed Goods and Services provided by Harvard Bioscience is maintained in accordance with this paragraph throughout the term of this Agreement.

7. Unauthorized Use by Third Parties of the HARVARD Name and Mark. Harvard Bioscience may notify Harvard in writing of any unauthorized use of the HARVARD name and mark by others engaged in the Field in the United States. Harvard has the right to bring, defend, resolve, and control, at its expense, any and all claims and disputes based on unauthorized use of the HARVARD name and mark. In the event that Harvard does not pursue judicial relief against any third party for any claim of unfair competition or false designation of origin that may cause confusion, mistake or deception with respect to Harvard Bioscience’s use of the Licensed Marks for the Licensed Goods and Services within 120 days after receiving notice from Harvard Bioscience of such a claim, Harvard Bioscience, in its sole discretion, may bring an action directly, at its own expense. Any damages, attorney fees, or costs recovered by Harvard Bioscience in such action shall be retained by Harvard Bioscience. Harvard and Harvard Bioscience shall cooperate in good faith with each other in connection with prosecution of claims by either party against third parties for any claim of trademark infringement or for any claim of unfair competition and false designation of origin that may cause confusion, mistake or deception with respect to Harvard Bioscience’s use of the Licensed Marks for the Licensed Goods.

8. Indemnity. Harvard Bioscience shall indemnify Harvard for all claims arising from Harvard Bioscience’s use of the Licensed Marks or Licensed Product Names or from any acts, omissions or statements by Harvard Bioscience.

9. Non-Assignment, Sublicenses by Harvard Bioscience. Neither this Agreement nor the Licensed Marks or Licensed Product Names may be assigned by Harvard Bioscience, except that Harvard Bioscience may assign this Agreement in connection with a sale of all or substantially all the business and goodwill associated with the products sold under the HARVARD APPARATUS mark. Said sale may be in the form of an asset or stock sale or any combination thereof. Harvard Bioscience may pledge or hypothecate this Agreement, but no third party may use the Licensed Marks or the Licensed Product names except in compliance with this Agreement. Subject to the foregoing, this Agreement is binding upon the parties, their successors, assigns, heirs, executors and administrators. Notwithstanding any provision of this Agreement, Harvard Bioscience may not enter into any transaction that would result in more than one person or entity purporting to have rights to use the mark HARVARD BIOSCIENCE. Harvard Bioscience may not sublicense its right to use the mark HARVARD BIOSCIENCE. Harvard Bioscience may sublicense its right to use the mark HARVARD APPARATUS under this Agreement to third parties solely for use within the Field, provided that any such sublicensee shall agree in writing to be bound by the terms of this Agreement and Harvard is promptly provided with a copy of the signed sublicense.

10. Termination.

a. Harvard Bioscience may terminate this Agreement immediately for any reason upon thirty (30) days written notice to Harvard.

b. This Agreement shall terminate when Harvard Bioscience ceases to use both Licensed Marks for a period of twenty-four (24) consecutive months, or upon a liquidation or dissolution of Harvard Bioscience that results in the cessation of use of both Licensed Marks. Further, Harvard Bioscience’s right to use either of the Licensed Marks shall terminate when Harvard Bioscience ceases to use such Licensed Mark for a period of twenty-four (24) consecutive months.

c. Harvard may terminate this Agreement (1) if any of Harvard Bioscience’s officers is convicted of a felony in connection with the operation of Harvard Bioscience’s business and such officer remains an officer more than 60 days after Harvard, in a written notice to Bioscience, cites such conviction as a basis for termination; or (2) for material breach of this Agreement, provided that, in the case of material breach, Harvard Bioscience shall have sixty (60) days written notice to use reasonable business practices to cure and provided further that in the event the breach involves Harvard Bioscience’s failure to maintain the quality of Licensed Goods and Services, it shall have one hundred twenty (120) days written notice to use reasonable business practices to cure. The cure of any material breach by Harvard Bioscience of this Agreement shall not require the recall or return of any written materials, packaging or product, which have been sent to third parties, including, without limitation, customers of Harvard Bioscience prior to Harvard’s notice of breach. The following shall not constitute material breach: (1) the failure to notify Harvard of a third party’s unauthorized use of the HARVARD name and mark pursuant to paragraph 7 hereof; and (2) the failure to notify Harvard of a change of address pursuant to paragraph 15 hereof. If Harvard Bioscience fails to cure a material breach, this Agreement shall terminate on sixty (60) days further written notice If the parties disagree as to whether a material breach has been cured, the matter shall be submitted to binding arbitration in accordance with paragraph 16 of this Agreement, in which event this Agreement shall not be terminated unless and until a final decision is rendered in favor of Harvard. In the event of such arbitration, Harvard Bioscience shall cooperate with Harvard in submitting the matter to the arbitrator(s) as speedily as possible.

d. [***]

*** CONFIDENTIAL TREATMENT REQUESTED

11. Phase-Out Upon Termination. Upon termination of this Agreement, Harvard Bioscience shall, within twelve (12) months from the effective date of the termination, discontinue all use of the Licensed Marks and Licensed Product Names and any terms confusingly similar thereto, shall delete the same from its corporate or business name, and shall destroy all materials and papers, other than corporate records, upon which any Licensed Mark or Licensed Product Name appears. Harvard Bioscience agrees that, within twelve (12) months of termination, all rights in the HARVARD name and mark and the associated goodwill shall be and remain the property of Harvard and that Harvard shall, no sooner than ten years after termination, have the right, unrestricted by this Agreement, to license the HARVARD name and mark in the form of the Licensed Marks and Licensed Product Names.

12. [***]

13. Performance of Further Acts. Harvard Bioscience agrees to perform all further acts and to execute and deliver any additional documents which may be reasonably required by Harvard to carry out the provisions of this Trademark Licensing Agreement, including acts to perfect trademark registrations or assignments in the name of Harvard. In the event that Harvard notifies Harvard Bioscience in writing that a use of the Licensed Marks or Licensed Product Names does not comply with the provisions of this Agreement, Harvard Bioscience will correct such non-complying use with reasonable promptness and confirm as much in writing.

14. No Franchise or Agency. Both parties agree that this Agreement is a trademark /trade name license only, and neither party intends to create any franchise relationship hereby. Harvard Bioscience shall continue to have full responsibility for and control over all operations of its business, and the provisions relating to the nature and quality of goods or services sold by Harvard Bioscience and the manner in which Harvard Bioscience may display the Licensed Marks and Licensed Product Names are included herein solely for the purpose of protecting the integrity, reputation and goodwill associated with the Licensed Marks and Licensed Product Names. Nothing herein shall be construed as placing the parties in the relationship of franchisor or franchisee, employer or employee, or principal or agent. Neither party shall have the power to obligate or bind the other in any manner except as otherwise expressly provided by this Agreement.

15. Notices, Timing and Form. All written notices (or other communications) relating to this Agreement shall be deemed to be sufficiently given when sent by United States Postal Service – certified mail with signed receipt (or otherwise provably received by signed receipt from the recipient) addressed to the party for whom intended at the following addresses, or at the last known address. Each party shall promptly notify the other party in writing of any change of the address to which notices under this paragraph should be sent. The effective date of such notice shall be the date the notice is received.

(a) To Harvard:

Harvard University

Office of the General Counsel

Holyoke Center, Suite 980

1350 Massachusetts Avenue

Cambridge, Massachusetts 02138-3834

and

Harvard University

Office of Technology & Trademark Licensing

Holyoke Center, Suite 727

1350 Massachusetts Avenue

Cambridge, Massachusetts 02138

and

Bromberg & Sunstein LLP

125 Summer Street

Boston, MA 02110

*** CONFIDENTIAL TREATMENT REQUESTED

(b) To Harvard Bioscience:

President

Harvard Bioscience, Inc.

84 October Hill Road

Holliston, MA 01746

and

Goodwin Procter LLP

Exchange Place

Boston, MA 02109

and

Dwyer & Collora LLP

600 Atlantic Avenue

Boston, MA 02210

15. Prior Agreements, Amendments, Severability. This Agreement is the entire agreement of the parties, and supersedes all prior oral or written agreements or understandings of the parties with respect to the subject matter hereof. This Agreement may be amended only by a writing signed by the party to be charged. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

16. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the United States and the Commonwealth of Massachusetts. Any dispute arising under or involving this Agreement shall be submitted to binding arbitration before JAMS/Endispute in Boston, Massachusetts, or, if JAMS/Endispute is no longer in business, before a mutually acceptable arbitrator or arbitration service in Boston, or, failing such agreement, before the American Arbitration Association in Boston. Any such arbitration shall commence upon written demand of one of the parties, and shall be determined by a single arbitrator sitting in accordance with the Rules of Commercial Arbitration of the American Arbitration Association then in force at its office in Boston, Massachusetts. The decision of the arbitrator shall be final and binding. The expense of the arbitration shall be shared equally by the parties and each party shall bear its own attorneys fees, unless the arbitration award states that the expenses and fees shall be otherwise assessed. Any such arbitration shall take place in or near Boston, Massachusetts.

IN WITNESS, the parties hereto have caused this Agreement to be executed in duplicate by their authorized officers whose names and signatures are set out below.

HARVARD:

President and Fellows of Harvard College

Dated: December 19, 2002	/s/ Joyce Brinton
By: Joyce Brinton
Director, Office of Technology and Trademark Licensing

Commonwealth of Massachusetts
Middlesex, ss. County	December 19, 2002

Then personally appeared the above-named Joyce Brinton, duly authorized Director of the Office of Technology and Trademark Licensing of the President and Fellows of Harvard College, and acknowledged the foregoing instrument to be her free act and deed, before me,

[Notary Seal]	/s/ Jeremy R. Jenkins
Notary Public
My commission expires: February 3, 2006

HARVARD BIOSCIENCE:

Harvard Bioscience, Inc.

/s/ David Green
Dated: December , 2002	By:	David Green
	Title:	President

Middlesex, ss.

Then personally appeared the above-named David Green, duly authorized President of Harvard Bioscience, Inc., and acknowledged the foregoing instrument to be his free act and deed, before me,

/s/ Alexia Armstrong
Notary Public
My commission expires: 9/11/09